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                                                                   EXHIBIT 10.10

          ADDENDUM #2 TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT
                              LEASE-MODIFIED NET

The Undersigned, being Lessor and Lessee under that certain Lease and Addendum dated March 21, 1997 (collectively, the "Lease"), for the Premises known as 440 Oakmead Parkway, Sunnyvale, CA, with a net rentable area of approximately 6,031 square feet, do hereby agree to extend and modify the provisions of said Lease as follows:

     1.   Expansion:  Commencing September 15, 1998, the Existing Premises shall
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          be increased in size by approximately 7,400 square feet of net rentable area, as outlined on attached Exhibit A (the "Expansion Space"). The address of said Expansion Space is 444 Oakmead Parkway, Sunnyvale, CA. The Existing Premises plus the Expansion Space (collectively, the "Premises") shall consist of approximately 13,431 square feet of net rentable area.

     2.   Term:  The Lease Term for the Expansion Space shall commerce upon the
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          earlier to occur of (i) when Lessor makes the Expansion Space available to Lessee, or (ii) September 15, 1998 and shall terminate on August 31, 1999. In the event that the current tenant does not vacate the Expansion Space by September 15, 1998, the commencement date of the Lease with respect to the Expansion Space and Tenant's obligation to pay Rent on the Expansion Space shall be delayed until the day following their departure.

     3.   Base Rent & Lessee's Share:  Commencing the earlier to occur of (i)
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          when Lessor makes the Expansion Space available to Lessee, or (ii)
          September 15, 1998, the monthly Base Rent for the Expansion Space shall be Fourteen Thousand Eight Hundred and no/100 Dollars ($14,800.00) ($2.00 per square foot), and Lessee's Share (as defined in (P)1.6(b) of the Lease) shall be increased proportionate to the increase in the leased premises.

     4.   Security Deposit:  An additional Security Deposit in the amount of
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          Fourteen Thousand Eight Hundred and no/100 Dollars ($14,800.00) shall be due and payable to Landlord upon execution of this Addendum.

     5.   Option to Extend:  Lessor grants to Lessee an option to extend the
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          Lease for the Expansion Space for a period of three (3) years at the then current market rent as determined by (P)58 of the Lease. This option to extend must be exercised, if at all, by notice in writing ("Option Notice") given to Lessor by May 4, 1999; PROVIDED HOWEVER, that if Lessee is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective; or if Lessee is in default on the date the extended term is to commerce, the extended term shall not commence, and the lease as to the Expansion Space shall expire at the end of the term.

     6.   Tenant Improvement:  Lessor shall install store front glass in the
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          existing roll up truck door, recarpet floors that are currently covered with VCT and install blinds
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          in the conference room, as shown on the attached Exhibit A. Upon
          Lessor's completion of the above described work, Lessee shall pay to Lessor $6,025.00, which represents an estimated 50% of the cost of said improvements. In the event Lessee fails to exercise its option to extend (Paragraph 5, above) Lessee shall, not later than May 4, 1999, pay to Lessor an additional $6,025.00 (the "Remaining Amount"). The Remaining Amount shall be due and payable should Lessee at any time be in default of the Lease. In addition, Lessor shall on or about September 15, 1998, at its sole expense, cause all the existing interior walls to be repainted and the existing carpets cleaned.

     7. All other terms, covenants and conditions of said Lease shall remain in full force and effect.

Approved and accepted this 10th day of September, 1998.

LANDLORD:                              TENANT:

STAFFIELD INVESTMENTS                  INTERTRUST

By:_____________________________       By:_____________________________
       Don Pearlman, Partner              Erwin Lenowitz, Vice Chairman